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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                              CALAVO GROWERS, INC.
             (Exact name of registrant as specified in its charter)


              California                               33-0945304
      (State of incorporation or                    (I.R.S. Employer
             organization)                         Identification No.)


         2530 Red Hill Avenue                          92705-5542
         Santa Ana, California                         (Zip Code)
    (Address of principal executive
               offices)


        Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class           Name of each exchange on which
       to be so registered           each class is to be registered

             None                                None


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ x ]

Securities Act registration statement file number to which this form relates:
333-59418

Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value $0.001 per share
                                (Title of class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the common stock, par value $0.001 per share, of Calavo Growers, Inc., a California corporation (the "Registrant"), that is set forth under the caption "Description of New Calavo Stock - Common Stock" in the
Proxy Statement/Prospectus filed by the Registrant with the Securities and Exchange Commission on April 24, 2001, as part of the Registration Statement on Form S-4 (Registration No. 333-59418) (the "Form S-4 Registration Statement"), as amended from time to time, is hereby incorporated herein by reference in answer to this Item.

ITEM 2.  EXHIBITS.

     The following exhibits, which have been filed as exhibits to the Form S-4 Registration Statement, are hereby incorporated herein by reference in answer to this Item:

     1. Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Form S-4 Registration Statement).

     2. Bylaws of the Registrant (filed as Exhibit 3.2 to the Form S-4 Registration Statement).



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Date:  December 6, 2001              CALAVO GROWERS, INC.



                                     By: /s/ Egidio Carbone, Jr.
                                         -----------------------
                                         Egidio Carbone, Jr.
                                         Vice President, Finance and Corporate
                                         Secretary




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